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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 October 4, 1999

                               DTE ENERGY COMPANY
             (Exact name of registrant as specified in its charter)



STATE OF MICHIGAN               1-11607                        38-3217752
 (State or other              (Commission                    (IRS Employer
 jurisdiction of              File Number)                   Identification No.)
 incorporation)




                               DTE Energy Company
                  2000 2nd Avenue, Detroit, Michigan 48226-1279
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (313) 235-4000



                                       N/A
          (Former name or former address, if changed since last report)




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Items 1 - 4.  Not Applicable.

Item 5.  Other Events

         DTE Energy Company, a Michigan corporation (the "Company"), announced on October 5, 1999, that it had entered into an Agreement and Plan of Merger, dated as of October 4, 1999 (the "Merger Agreement"), among the Company, MCN Energy Group Inc., a Michigan corporation ("MCN"), and DTE Enterprises, Inc., a Michigan corporation and wholly owned subsidiary of the Company ("Merger Sub"), pursuant to which MCN and Merger Sub will merge, with Merger Sub as the surviving corporation in the merger.

         The joint press release of the Company and MCN announcing the Merger, the Merger Agreement and the analysts' meeting presentation materials are each attached hereto as an Exhibit and are each incorporated herein by reference.

Item 6.  Not Applicable.

Item 7.  Exhibits.

2(a) Agreement and Plan of Merger, dated as of October 4, 1999, among the Company, MCN and DTE Enterprises, Inc.

99(a)    Press Release, dated October 5, 1999, issued by the Company and MCN.

99(b) Analysts' meeting of October 5, 1999, presentation materials.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 DTE ENERGY COMPANY



                                                 By: /s/ Susan M. Beale
                                                     Name: Susan M. Beale
                                                     Title: Vice President and
                                                            Corporate Secretary


Date: October 5, 1999

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                                 Exhibit Index


Exhibit
Number   Description
------   -----------

2(a) Agreement and Plan of Merger, dated as of October 4, 1999, among the Company, MCN and DTE Enterprises, Inc.

99(a)    Press Release, dated October 5, 1999, issued by the Company and MCN.

99(b) Analysts' meeting of October 5, 1999, presentation materials.